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                                                                   Exhibit 10.22

                           CHANGE-IN-CONTROL AGREEMENT

         This AGREEMENT is made effective as of___________________ 2003, by and among Waypoint Bank (the "Bank" a federally-chartered savings bank, with its principal administrative office at 235 North Second Street, Harrisburg, Pennsylvania, 17101, Waypoint Financial Corp. (the "Holding Company"), a corporation organized under the laws of the Commonwealth of Pennsylvania which is the holding company for the Bank, and ___________________ (the "Executive").

         WHEREAS, the Bank recognizes the substantial contribution Executive has made to the Bank and wishes to protect Executive's position therewith in the event of a Change-in-Control for the period provided in this Agreement; and

         WHEREAS, Executive has been appointed to, and has agreed to serve in the position of Executive Vice President, ___________________ for Waypoint Bank, a position of substantial responsibility.

         NOW, THEREFORE, in consideration of the contribution and responsibilities of Executive, and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:

1.       TERM OF AGREEMENT.

         The term of this agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of thirty-six (36) full calendar months thereafter. The Agreement will be up for consideration for renewal each February, after the Board of Directors completes a formal performance evaluation of the Executive. The purpose of this evaluation will be to determine whether or not to extend the Agreement. The results of this evaluation will be included in the Minutes of the next Board Meeting. The Agreement will renew for an additional period so that the remaining term shall be three (3) years unless written notice is provided to the Executive at least ten (10) days, but not more than twenty (20) days prior to the February anniversary date, that this Agreement shall cease at the end of the twenty-four
(24) months following such February anniversary date (or the expiration of the first term whichever is longer).

2.       PAYMENT TO THE EXECUTIVE UPON CHANGE-IN-CONTROL.

         (a) Within six months before or two years after the occurrence of a Change-in-Control of the Bank or the Holding Company (as herein defined) the involuntary termination of Executive's employment, other than for Cause as defined in Section 2(c) hereof shall invoke the provisions of Section 3. Upon the occurrence of a Change-in-Control, Executive shall have the right to elect to "justifiably voluntarily" terminate

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his/her employment at any time during the two year period following a
Change-in-Control of the Bank or the Holding Company following any material reduction in salary or benefits; relocation of his/her principal place of employment to more than 35 miles from its location immediately prior to the Change-in-Control; or a material reduction in his/her authority or responsibility relative to similarly experienced and compensated employees of the surviving or acquiring entity. Such justifiable voluntary termination will also invoke the provisions of Section 3.

         (b) "Change-in-Control" shall mean an event of a nature that: (i) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change-in-Control of the Bank or the Holding Company within the meaning of the Change in Bank Control Act and the Rules and Regulations promulgated by the Federal Deposit Insurance Corporation ("FDIC") at 12 C.F.R. ss. 303.4 (a) with respect to the Bank and the Board of Governors of the Federal Reserve System ("FRB") at 12 C.F.R. ss. 225.41(b) with respect to the Stock Holding Company, as in effect on the date hereof; or (iii) without limitation such a Change-in-Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Securities of the Bank or the Holding Company representing 20% or more of the Bank's or the Holding Company's outstanding securities except for any securities of the Bank purchased by the Holding Company in connection with the conversion of the Company to the stock form and any securities purchased by the Bank's employee stock ownership plan and trust; or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he/she were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or Holding Company or similar transaction occurs in which the Bank or Holding Company is not the resulting entity; or (d) a proxy statement shall be distributed soliciting proxies from stockholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger, or consolidation of the Holding Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company; or (e) a tender offer is made and accepted for 20% or more of the voting securities of the Bank or Holding Company then outstanding.

         (c) Executive shall not have the right to receive termination benefits pursuant to Section 3 hereof upon Termination for Cause. The term "Termination for Cause" shall

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mean termination because of the Executive's personal dishonesty, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any material provision of this Agreement. For purposes of this Section, no act, or the failure to act on Executive's part shall be "willful" unless done or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interests of the Holding Company or the Bank. Notwithstanding the foregoing, Executive shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to him/her a Notice of Termination which shall include a copy of a resolution duly adopted by the affirmative vote of not less than two-thirds of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to the Executive and an opportunity for him/her, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, the Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. The Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause. Any stock options or limited rights granted to Executive under any stock option plan or any unvested awards granted to Executive under a Recognition and Retention Plan of the Bank, the Company or any subsidiary or affiliate thereof, shall become null and void effective upon Executive's receipt of Notice of Termination for Cause and shall not be exercisable by Executive at any time subsequent to such Termination for Cause.

3.       TERMINATION BENEFITS.

         (a) Upon the occurrence of a Change-in-Control preceded within six months by involuntary termination or followed at any time within two years by the justified voluntary or involuntary termination of the Executive's employment, other than Termination for Cause, the Bank and the Company shall pay the Executive, or in the event of his/her subsequent death, his/her beneficiary or beneficiaries, or his/her estate, as the case may be, as severance pay or liquidated damages, or both, a sum equal to 2.99 times the Executive's annual compensation including bonus and other cash compensation, but excluding Stock Option and Recognition and Retention Plan awards under the Corporation's Plans. This benefit is intended to be in lieu of and not in addition to any benefits under any severance policy of the Corporation or the Bank in place at the time of termination. In addition, Executive shall be entitled to such benefits as are otherwise payable to Executive under the Company's or the Bank's plans upon a Change-in-Control. Such payment shall be made in a lump sum and paid within 15 days of the triggering event.

         (b) Upon the occurrence of a Change-in-Control preceded within six months by involuntary termination or followed at any time within two years by the justified voluntary or involuntary termination of the Executive's employment, other than Termination for Cause, the Bank shall cause to be continued life, medical, dental and disability coverage substantially equivalent to the coverage maintained by the Bank for

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the Executive prior to his/her severance. Such coverage and payments shall cease upon the expiration of twelve (12) months at which time COBRA eligibility will commence.

         (c) Upon the occurrence of a Change-in-Control, the Executive shall be entitled to receive benefits due him/her under, or contributed by the Bank on his/her behalf pursuant to any retirement, deferred compensation, incentive, profit sharing, bonus, performance, disability or other employee benefit plan maintained by the Bank on the Executive's behalf to the extent that such benefits are not otherwise paid to the Executive under a separate provision of this Agreement.

4.       NOTICE OF TERMINATION.

         (a) Any purported termination by the Bank, the Holding Company or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

         (b) "Date of Termination" shall mean the date specified in the Notice of Termination, which, in the instance of Termination for Cause, shall be immediate.

5.       SOURCE OF PAYMENTS.

         (a) It is intended by the parties hereto that all payments provided in this Agreement shall be paid in cash or check from the general funds of the Bank. The Holding Company, however, guarantees payment and provision of all amounts and benefits due hereunder to the Executive and, if such amounts and benefits due from the Bank are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Holding Company.

6.       EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFIT PLANS.

         (a) This Agreement contains the entire understanding between the parties hereto and supersedes any prior agreement between the Bank and the Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that the Executive is subject to receiving fewer benefits than those available to him/her without reference to this Agreement.

         (b) Nothing in this Agreement shall confer upon the Executive the right to continue in the employ of Bank or the Holding Company or their affiliates or shall impose on the Bank, the Holding Company or their affiliates any obligation to employ or retain the Executive in its employ for any period.

7.       NO ATTACHMENT.
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         (a) Except as required by law, no right to receive payments under this
Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.


         (b) This Agreement shall be binding upon, and inure to the benefit of, the Executive, the Bank, the Holding Company and their respective successors and assigns.

8.       MODIFICATION AND WAIVER.

         (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

         (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there by any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

9.       REQUIRED REGULATORY PROVISIONS.

         The Board may terminate the Executive's employment at any time, but any termination by the Board, other than Termination for Cause, shall not prejudice the Executive's right to compensation or other benefits under the Agreement. The Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause as defined in Section 2 herein above. The provisions of the Office of Thrift Supervision ("OTS") regulations governing employment controls as set forth in 12 C.F.R. ss. 563.39 Employment Controls, are incorporated herein by reference.

10.      SEVERABILITY.

         If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

11.      HEADINGS FOR REFERENCE ONLY.

         The headings of sections and paragraphs herein are included solely for the convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.
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12.      GOVERNING LAW.

         The validity, interpretation, performance, and enforcement of this Agreement shall be governed by Pennsylvania law.

13.      ARBITRATION.

         (a) Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction provided, however, that the Executive shall be entitled to seek specific performance of his/her right to be paid until the Date of Termination during the pendency of a dispute or controversy arising under or in connection with this Agreement.

         (b) In the event any dispute or controversy arising under or in connection with Executive's termination is resolved in favor of the Executive, whether by judgment, arbitration or settlement, Executive shall be entitled to the payment of all back-pay, including salary, bonuses and any other cash compensation, fringe benefits and any compensation and benefits due Executive under this Agreement.


14.      PAYMENT OF COSTS AND LEGAL FEES.

         All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank (which payments are guaranteed by the Holding Company pursuant to Section 5 hereof) if Executive is successful pursuant to legal judgment, arbitration or settlement.

15.      INDEMNIFICATION.

         (a) The Bank shall provide Executive (including his/her legal representatives, successors, and assigns) with coverage under a standard directors' and officers' liability insurance policy at its expense, or in lieu thereof, shall indemnify Executive (including his/her legal representatives, successors and assigns) to the fullest extent permitted under Pennsylvania law against all expenses and liabilities reasonably incurred by Executive in connection with or arising out of any action, suit or proceeding in which he/she may be involved by reason of his/her having been a trustee or officer of the Bank (whether or not he/she continues to be a trustee or officer at the time of incurring such expenses or liabilities). Such expenses or liabilities may include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements for reasonable costs and expenses incurred by Executive in defending or settling any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review.
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         (b) Indemnification by the Bank shall be made only upon the final judgment on the merits in favor of the Executive, in case of settlement, in case of final judgment against Executive or in the case of final judgment in favor of Executive other than on the merits, if a majority of the disinterested directors of the Bank determine Executive was acting in good faith within the scope of Executive's employment or authority.

         (c) Any such indemnification of Executive for such expenses and liabilities are to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements, such settlements to be approved by the Board of Directors of the Bank, if such action is brought against the Executive in his/her capacity as an officer or trustee of the Bank, provided however, such indemnity shall not apply to matters as to which the Executive is finally adjudged to be liable for willful misconduct in the performance of his/her duties.

16.      SUCCESSOR TO THE BANK.

         (a) The Bank shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank or the Holding Company, expressly and unconditionally to assume and agree to perform the Bank's obligations under this Agreement, in the same manner and to the same extent that the Bank or the Holding Company would be required to perform if no such succession or assignment had taken place.

                     (REMAINDER OF PAGE INTENTIONALLY BLANK)


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17.      SIGNATURES.

         IN WITNESS WHEREOF, Waypoint Bank and Waypoint Financial Corp. have caused this Agreement to be executed by their duly authorized officers, and Executives have signed this Agreement, on the _____ day of ______________, 2003.

SEAL




ATTEST:                                WAYPOINT BANK



____________________________           BY: __________________________
                                           President/Chief Executive Officer

SEAL



ATTEST:                                WAYPOINT FINANCIAL CORP.
                                                (GUARANTOR)



_____________________________          BY: __________________________
                                                Chairman

SEAL



WITNESS:                               EXECUTIVE



-----------------------------          -----------------------------
                                       (NAMED EXECUTIVE)



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                                   ADDENDUM TO
                          CHANGE-IN-CONTROL AGREEMENET
                            WITH ___________________



         This Addendum to Change-in-Control Agreement is entered into effective this ____________ day of _____________________, 2003, by and between WAYPOINT
FINANCIAL CORP., a Pennsylvania stock corporation (the "Company") and the holding company of Waypoint Bank (the "Bank") and ________________ ("Executive").

                                    RECITALS:

         A. In connection with the approval of the merger (the "Merger") of York Financial Corp. ("York Financial") with and into the Company, the Office of Thrift Supervision ("OTS") stated by Order No. 2000-75, dated August 14, 2000, that any agreements constituting "employment agreements" with the Bank (but not the Company) within the meaning of 12 C.F.R. ss. 563.39 could not be entered into without first obtaining the non-objection of the Regional Director of the OTS, which non-objection has not yet been received; and

         B. The Company desires to assume the obligations of the Bank under the Change-in-Control Agreement as it relates to the employment of Executive until such time as the OTS issues a letter of non-objection to the Change-in-Control Agreement in the form attached as Exhibit 1.

         For good and valuable consideration, the receipt of which is hereby acknowledged and based on the mutual covenants and agreements herein contained, the parties hereby agree as follows:

         1. The Executive and the Company shall be parties to and shall honor the terms and conditions of the Change-in-Control Agreement attached hereto as
Exhibit 1, and any reference to the Bank in Exhibit 1 shall be deemed to be the Company so long as this Agreement remains in effect.

         2. Upon the receipt by the Bank or the Company of the OTS non-objection to the form of Change-in-Control Agreement substantially in the form of Exhibit 1, this Addendum to Change-in-Control Agreement shall have no further force and effect with respect to the Company, but shall automatically and without further action by either Executive or the Company become the Change-in-Control Agreement between the Bank and Executive; provided, however, that any changes requested or required by the OTS with respect to the form of Change-in-Control Agreement submitted to the OTS shall be made to Exhibit 1 and shall become a part of the Change-in-Control Agreement between the Bank and Executive.

         3. Notwithstanding Sections 1 and 2 above, upon receipt of the non-objection from the OTS, at the Company's request, Executive shall execute a new Change-in-Control Agreement that includes any changes that the Bank has made pursuant to OTS comments or requirements. In the event that Executive does not execute a new Change-in-Control Agreement reflecting OTS comments or requirements, the Bank, as the successor to the Company, shall have the right to terminate the Change-in-Control Agreement and Executive shall have no recourse against the Bank or the Company as a result of such termination.

         This Agreement has been executed by a duly authorized officer of the Company and the Executive, effective as of the date first above written.

ATTEST:                             WAYPOINT FINANCIAL CORP.



------------------------------      ------------------------------
                                    By:      Charles C. Pearson, Jr.
                                    Title:   Chairman


WITNESS:                            EXECUTIVE



------------------------------      ---------------------------------
                                    (NAMED EXECUTIVE)